UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 31, 2013

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	34-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
On October 31, 2013, NACCO Materials Handling Group Brasil Ltda. ("NMHG Brasil"), an indirect, wholly owned subsidiary of Hyster-Yale Materials Handling, Inc. ("Hyster-Yale"), entered into a construction agreement (the "Agreement") with Constructora Toda Do Brasil S/A. ("Toda"). Under the terms of the Agreement, Toda will build a new operating facility in Itu, Brazil for NMHG Brasil for an aggregate price of 39,500,000 Brazilian reais ("R$") (the "Construction Price") (approximately U.S.$18.1 million at a conversion rate of U.S.$1.00 to R$2.18, as of October 31, 2013), subject to certain conditions. The construction of the facility is expected to be completed by the end of 2014.
The Construction Price will be paid by NMHG Brasil in the following manner: 1) 12% of the Construction Price or R$4,740,000 (approximately U.S.$2.2 million at a conversion rate of U.S.$1.00 to R$2.18, as of October 31, 2013) within 10 days of October 31, 2013; 2) 83% of the Construction Price or R$32,785,000 (approximately U.S.$15.0 million at a conversion rate of U.S.$1.00 to R$2.18, as of October 31, 2013) as progress payments over the course of construction of the facility; and 3) 5% of the Construction Price or R$1,975,000 (approximately U.S.$0.9 million at a conversion rate of U.S.$1.00 to R$2.18, as of October 31, 2013) upon completion of the facility and permitted occupancy by NMHG Brasil. Any payments made after July 31, 2014 are subject to adjustment pursuant to an inflation factor consistent with increases in the Construction National Cost Index (INCC-M/FGV), as provided by Getúlio Vargas Foundation for the period from August 1, 2013 until July 31, 2014. In certain circumstances, the Agreement can be terminated by either NMHG Brasil or Toda.
The statements and information contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Hyster-Yale undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by law. The factors that could cause plans, actions and results to differ materially from current expectations include, without limitation, the ability to secure necessary government permits and regulatory approvals and construction delays, including those caused by adverse weather conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 4, 2013		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne S. Taylor
Name: Suzanne S. Taylor
Title: Vice President, Deputy General Counsel and Assistant Secretary